As filed with the U.S. Securities and Exchange Commission on July 13, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2139466 (I.R.S. Employer Identification Number)
68 South Service Road, Suite 230
Melville, NY 11747
(631) 962-7000
(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________
Michael D. Porcelain
President and Chief Executive Officer
Comtech Telecommunications Corp.
68 South Service Road, Suite 230
Melville, NY 11747
(631) 962-7000
(Address, including zip code, and telephone number, including area code, of agent for service)
______________________
Copies to:
Robert A. Cantone, Esq.
Louis Rambo, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Tel (212) 969-3000
Fax (212) 969-2900
______________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
STATEMENT PURSUANT TO RULE 429

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933 (the “Securities Act”). The prospectus is a combined prospectus relating to: (i) 606,302 shares of common stock (“Common Stock”) of Comtech Telecommunications Corp. that are being registered hereunder and (ii) 771,120 of the 1,381,567 shares of Common Stock registered on the Company’s Form S–3 (File No. 333-253827) that remain unsold, originally filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2021 and subsequently declared effective (the “Prior Registration Statement”). Pursuant to Rule 429 under the Securities Act, this registration statement on Form S-3 upon effectiveness will serve as a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated July 13, 2022
Comtech Telecommunications Corp.

1,377,422 Shares
______________________
Common Stock
______________________
This prospectus relates to shares of Common Stock of Comtech Telecommunications Corp. that may be sold by the Selling Stockholder identified in this prospectus from time to time. The shares of Common Stock offered under this prospectus by the Selling Stockholder include shares issued to the Selling Stockholder related to our acquisition of all the issued and outstanding stock of UHP Networks, Inc. (“UHP”) on March 2, 2021 (the “Acquisition”) pursuant to the Stock Purchase Agreement, as amended (the “SPA”). We are registering the offer and sale of these shares to satisfy certain covenants pursuant to the SPA relating to the Acquisition. We will not receive any of the proceeds from the sale of the shares hereunder.
The Selling Stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell his shares of Common Stock in the section titled “Plan of Distribution.” We will pay certain expenses incurred in registering the shares.
Our Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “CMTL.” The last reported sale price on July 12, 2022, was $9.15 per share.
Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 3 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings. To the extent we file any prospectus supplements, such prospectus supplements may add, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We and the Selling Stockholder have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the incorporated documents is only accurate as of the respective dates of such documents, regardless of the time of delivery of this prospectus or of any sale of the Common Stock.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Comtech,” “we,” “us,” “our,” “our Company” or “the Company” refer to Comtech Telecommunications Corp. and its subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, the financial statements and the other documents incorporated herein by reference.

Our Company

We are a leading global provider of next-generation 911 emergency systems ("NG-911") and secure wireless communications technologies to commercial and government customers around the world. Our solutions fulfill our customers' needs for secure wireless communications in some of the most demanding environments, including those where traditional communications are unavailable or cost-prohibitive, and in mission-critical and other scenarios where performance is crucial.

We currently manage our business through the following reportable operating segments:

•Commercial Solutions - offers satellite ground station technologies (such as modems and amplifiers) and public safety and location technologies (such as 911 call routing, 911 call handling and mapping solutions) to commercial customers and smaller government customers, such as state and local governments. This segment also serves certain large government customers (including the U.S. government) that have requirements for off-the-shelf commercial equipment.

•Government Solutions - provides tactical satellite-based networks and ongoing support for complicated communications networks, troposcatter systems and solid-state, high-power amplifiers to large government end-users (including those of foreign countries), large international customers and domestic prime contractors.

We are incorporated in the state of Delaware and were founded in 1967. Our principal executive offices are located at 68 South Service Road, Suite 230, Melville, NY 11747 and our telephone number is (631) 962-7000. We maintain a website at www.comtech.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider any information contained on, or accessible through, our website as part of this prospectus or in deciding whether to purchase any of our securities.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2021 and in our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2021, January 31, 2022 and April 30, 2022, which are incorporated by reference into this prospectus, together with any additional disclosures under similar headings in any supplement to this prospectus or in other documents which are incorporated by reference into this prospectus, or in any amendment to the registration statement of which this prospectus is a part, before you decide to purchase our Common Stock. If any of these possible adverse events actually occurs, we may be unable to conduct our business as currently planned and our financial condition and operating results could be harmed. In addition, the trading price of our Common Stock could decline due to the occurrence of any of these risks, and you may lose all or a part of your investment. Please see “Forward-Looking Statements” and “Where You Can Find More Information; Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions and projections. Any statements contained or incorporated by reference in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” the negative of these terms, or other similar words or comparable terminology. All statements in this prospectus, other than statements of historical fact, are forward-looking information. Forward-looking statements are subject to change and may be affected by risks and uncertainties and other factors, most of which are difficult to predict and are generally beyond our control.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.

We caution you that a number of important factors could cause our business outlook, actual financial condition or results to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus and the risks described in our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended July 31, 2021.

It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of shares of our Common Stock in this offering. The Selling Stockholder will receive all of the proceeds from the sale of any shares sold under this prospectus.

SELLING STOCKHOLDER

On March 2, 2021, we completed our acquisition of UHP pursuant to the SPA, which was initially entered into on November 14, 2019 and subsequently amended through the date of the Acquisition. In connection with the closing of the Acquisition, we issued 1,026,567 shares of our Common Stock (the “Closing Shares”) to Mr. Oleg Timoshenko (the “Selling Stockholder”) on March 2, 2021 in a private placement exempt from registration by Section 4(a)(2) of the Securities Act. In addition, as of July 12, 2022 in a private placement exempt from registration by Section 4(a)(2) of the Securities Act, we issued 961,302 shares of our Common Stock (the “Earn-Out Shares,” and together with the Closing Shares, the “Shares”) to the Selling Stockholder to settle all of our earn-out obligations to him pursuant to the SPA.

We agreed to file the registration statements of which this prospectus forms a part, and to use our commercially reasonable efforts to keep these registration statements continuously effective, until the earlier of (A) the third anniversary of the Closing Date, which is March 2, 2024, and (B) the date on which all Shares held by the Selling Stockholder may be sold under Rule 144 of the Securities Act without the registration statement being in effect.

The following table sets forth information regarding the beneficial ownership of the Selling Stockholder as of the date hereof, including the name of the Selling Stockholder, the number and percentage of shares of our Common Stock beneficially owned by the Selling Stockholder prior to this offering, the number of shares of our Common Stock offered herein, and the number and percentage of shares of our Common Stock beneficially owned by the Selling Stockholder immediately after this offering. The Selling Stockholder has and may, from time to time, offer and sell pursuant to this prospectus any or all of the Shares registered for his account, and thus we cannot state with certainty the amount of shares that the Selling Stockholder will hold upon consummation of any such sales. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Common Stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentage of shares beneficially owned prior to this offering is based on 27,510,310 shares of our Common Stock outstanding as of July 12, 2022. The information in the following table is based on the Selling Stockholder’s representations to us regarding his ownership as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Shares Beneficially Owned After the Offering
	Number	Percent		Number	Percent
Oleg Timoshenko	1,377,422(1)	5.0%(1)	1,377,422	─	─

(1)Consists of 1,377,422 shares beneficially owned by the Selling Stockholder. Such amount represents 416,120 Closing Shares still beneficially owned by Selling Stockholder, plus the 961,302 Earn-Out Shares issued to the Selling Stockholder as of July 12, 2022.

Additional Relationships and Transactions with Selling Stockholder

Pursuant to the SPA, a portion of the Shares are being held in escrow under the terms of the SPA.

DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our restated certificate of incorporation, as amended, (which we refer to as our “charter”) and our third amended and restated by-laws (which we refer to as our “by-laws”) and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and amended and restated by-laws.

General
Our charter authorizes 100,000,000 shares of Common Stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $0.10 par value per share.

Common Stock
Common Stock Outstanding. As of July 12, 2022, we had 27,510,310 shares of our Common Stock issued and outstanding.

Voting Rights. Each holder of our Common Stock is entitled to one vote for each share of Common Stock on all matters submitted to a vote of stockholders.

Dividend Rights. Holders of our Common Stock are entitled to receive, as and when declared by our board of directors, dividends payable either in cash or in property, including securities of our Company, out of assets of our Company that are legally available therefor.

Rights upon Liquidation. Holders of our Common Stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of our Company, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities and the liquidation preference of any of our outstanding preferred stock.

Preemptive Rights. Holders of our Common Stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock
As discussed in more detail below, we are authorized under our charter to issue up to 2,000,000 shares of preferred stock. We have currently designated two series of our preferred stock: (1) 200,000 shares of our preferred stock designated as Series A Junior Participating Cumulative Preferred Stock, none of which are outstanding, and (2) Series A Convertible Preferred Stock, 100,000 shares of which are currently outstanding.

Blank Check Preferred Stock. Under our charter, our board of directors has the authority, without stockholder approval, to designate one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, restrictions and limitations of any such series, including the number of shares constituting any such series and the designation of such series, dividend rights, voting rights, the rights and terms of conversion, the rights and terms of redemption, the terms of any sinking fund, retirement fund or purchase fund to be provided with such series and liquidation preferences. Acting under this authority, our board of directors could designate and issue a series of preferred stock with preferences, rights, privileges, qualifications, restrictions or limitations, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Series A Junior Participating Cumulative Preferred Stock. As of the date of this prospectus, we have designated 200,000 shares of our preferred stock as Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share, none of which are outstanding.

Series A Convertible Preferred Stock. As of the date of this prospectus, we have designated 125,000 shares of our preferred stock as Series A Convertible Preferred Stock, par value $0.10 per share, and currently have 100,000 of such shares outstanding. The Investors (as defined below) have the right to purchase their pro rata portion of an aggregate of an additional 25,000 shares of Series A Convertible Preferred Stock.

Designation of Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock ranks senior to the shares of the Company’s common stock, with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. The Series A Convertible Preferred Stock has an initial liquidation preference of $1,000 per share. Holders of the Series A Convertible Preferred Stock are entitled to a cumulative dividend (the “Dividend”) at the rate of 6.5% per annum, compounding quarterly, paid-in-kind or paid in cash, at the Company’s election. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Series A Convertible Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations designating the Series A Convertible Preferred Stock. In addition, no dividend or other distribution on the common stock will be declared or paid on the common stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Series A Convertible Preferred Stock (the “Participating Dividend”), provided that in the case of any such dividend in the form of cash, in lieu of a cash payment, such Participating Dividend will become part of the liquidation preference of the shares of Series A Convertible Preferred Stock, as set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware (as amended, the “Certificate of Designations”). However, the Participating Dividend will not apply to any dividends on Common Stock in the ordinary course consistent with past practice on a quarterly basis in an amount not to exceed the Company’s current dividend rate of $0.10 per share per quarter.

Conversion Rights and Mandatory Redemption.

The Series A Convertible Preferred Stock is convertible into shares of common stock at the option of the holders thereof at or following the earlier to occur of (a) the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending July 31, 2022 but no later than October 19, 2022, or (b) immediately prior to (and conditioned upon) the consummation of a Change of Control (as defined in the Certificate of Designations). At any time after October 19, 2024, the Company has the right to mandate the conversion of the Series A Convertible Preferred Stock, subject to certain restrictions, based on the price of the Common Stock in the preceding thirty (30) trading days. The adjusted conversion price for the shares issued in the Initial Issuance is $23.97, subject to an increase in the conversion price to $26.00 upon the achievement of $76.0 million of Adjusted EBITDA (as defined in the Subscription Agreement) for the Company’s 2022 fiscal year, and the adjusted conversion price for the shares issued in any Subsequent Issuance is $31.21, subject to certain adjustments set forth in the Certificate of Designations.

Voting and Consent Rights.

Holders of the Series A Convertible Preferred Stock are entitled to vote with the holders of the common stock on an as-converted basis. Holders of the Series A Convertible Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Convertible Preferred Stock, authorizations or issuances of securities of the Company, the payment of dividends other than dividends on common stock in the ordinary course consistent with past practice on a quarterly basis in an amount not to exceed the Company’s current dividend rate of $0.10 per share per quarter, related party transactions, repurchases or redemptions of securities of the Company (other than the repurchase of up to $25,000,000 of shares of Common Stock), dispositions of businesses or assets, the incurrence of indebtedness and certain amendments or extensions of the Company’s existing credit facility, in each case, subject to the exceptions and qualifications set forth in the Certificate of Designations.

Repurchase Rights.

Each initial investor (“Investor”) of Series A Convertible Preferred Stock will have the right to require the Company to repurchase such Investor’s Series A Convertible Preferred Stock on a date occurring either (a) on or after October 19, 2026 (the “Optional Repurchase Trigger Date”) at a price equal to the liquidation preference or (b) in connection with a conversion of Series A Convertible Preferred Stock, pursuant to which the number of shares of Common Stock issuable upon such conversion would exceed 19.99% of the issued and outstanding shares of Common Stock as of October 18, 2021 (such excess shares, "Excess Conversion Shares"), at any time after the date that is 91 days after the maturity date of the Company’s existing credit facility, at a price per share equal to the number of Excess Conversion Shares multiplied by the Last Reported Sales Price (as defined) of common stock on the applicable conversion date. In addition, each Investor will have the right to cause the Company to repurchase its shares of Series A Convertible Preferred Stock in connection with a Change of Control, at a price equal to the liquidation preference.

Right to Nominate Director.

For so long as the Investors (or their permitted transferees) own beneficially and of record at least fifty percent (50%) of the shares of Series A Convertible Preferred Stock purchased pursuant to the Subscription Agreement (including any shares of Series A Convertible Preferred Stock previously held that were subsequently converted into shares of common stock for so long as the Investors (or their permitted transferees) continue to own beneficially and of record such shares of common stock), the Investors representing at least a majority of the outstanding shares of Series A Convertible Preferred Stock then outstanding have the right to nominate one person to serve on the Board of Directors of the Company (the “Board”), with the initial nominee to be nominated no later than the date that is six months after the Initial Issuance. If there is no vacancy on the Board at such time, the Company will expand the size of the Board to create a vacancy. Subject to the qualifications set forth in the Certificate of Designations, the initial nominee of the holders of Series A Convertible Preferred Stock will be appointed to the Board for a term expiring at the next succeeding annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified.

Standstill.

Until the one year anniversary of the Voting Rights Expiration Date (as defined in the Certificate of Designations), subject to the qualifications set forth in the Subscription Agreement, the Investors will be subject to certain standstill restrictions pursuant to which the Investors will be restricted, among other things and subject to certain customary exceptions, from (1) acquiring more than a specified amount of the Company’s outstanding common stock or securities exchangeable for or convertible into the Common Stock, (2) making, participating in or encouraging any proxy solicitation or submitting any shareholder proposal to the Company, (3) publicly proposing any change of control or other material transaction involving the Company, (4) seeking representation on the Board (beyond the representation provided for above), (5) seeking to control or influence the management, board of directors or business of the Company, (6) encouraging or entering into any agreements with any person with respect to any of the foregoing, or (7) taking any action that would require the Company to make a public announcement regarding any of the foregoing.

Transfer Restrictions.

Prior to the second anniversary of the Initial Issuance, the Investors will be restricted from transferring the Series A Convertible Preferred Stock, subject to certain specified exceptions.

Our Board of Directors
Our Board of Directors is divided currently into three classes, with each class holding office for staggered three-year terms. On December 28, 2021, we amended our charter to start phasing out the classified Board structure by our fiscal 2024 annual meeting of stockholders. Until such time, the classification of directors may have the effect of making it more difficult for our stockholders to change the composition of the Board of Directors in a relatively short period of time. In addition, the classified board provision could have the effect of discouraging a third party from attempting to gain control of us, even though such an attempt might be beneficial to us and our stockholders. Accordingly, the classified board provision, if effective, could delay, defer or prevent a change in control of our company.

Certain Provisions of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, an anti-takeover law. In general, this statute provides that, except in certain limited circumstances, a corporation shall not engage in any “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, for purposes of Section 203 of the DGCL, an “interested stockholder” is a person who, together with affiliates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of our company.

Liability of Directors and Officers
As permitted by Delaware law, our charter contains a provision that eliminates the personal liability of the directors to us and our stockholders for monetary damages for breaches of fiduciary duties as directors, except that such provision does not apply to any breach that involves:

•a breach of a director’s duty of loyalty to our company;
•any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;
•a transaction from which the director derives an improper personal benefit; or
•the payment of dividends or the approval of stock repurchases or redemptions that are unlawful under the DGCL.

Our by-laws provide that we shall indemnify (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was illegal, and (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our name to procure a judgment in its favor by reason of the fact that he or she is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Exchange Listing
Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “CMTL.”

Transfer Agent and Registrar
The transfer agent and registrar for the shares of our Common Stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholder to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholder, or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker dealer, nor would he otherwise be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholder.

The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;
•in the over-the-counter market;
•in transactions other than on such exchanges or services or in the over-the-counter market;
•through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•through the settlement of short sales;
•through any other method permitted by applicable law; or
•through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•engage in short sales of the Shares in the course of hedging their positions;
•sell the Shares short and deliver the Shares to close out short positions;
•loan or pledge the Shares to broker-dealers or other financial institutions that in turn may sell the Shares;
•enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Shares, which the broker-dealer or other financial institution may resell under the prospectus; or
•enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
A short sale of Shares by a broker-dealer, financial institution or the Selling Stockholder would involve the sale of such Shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of Shares, a broker-dealer, financial institution or the Selling Stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or Selling Stockholder may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Shares by the Selling Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Stockholder for the sale of any Shares being offered under this prospectus.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “CMTL.”

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification.

The Selling Stockholder and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We have agreed to pay certain of the expenses incidental to the registration of the Shares, including the payment of federal securities law registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the Shares.

LEGAL MATTERS

The validity of the Common Stock being offered by this prospectus has been passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements of Comtech Telecommunications Corp. incorporated by reference in this Prospectus, and the effectiveness of Comtech Telecommunications Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our Common Stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our Common Stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of other documents (other than the SPA), in each instance, the statement is qualified in all respects by the complete text of the document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended July 31, 2021, filed with the SEC on October 4, 2021;
•the portions of the Definitive Proxy Statement on Schedule 14A for the fiscal 2021 annual meeting of stockholders filed on November 12, 2021 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended July 31, 2021;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2021, January 31, 2022 and April 30, 2022 filed with the SEC on December 9, 2021, March 10, 2022 and June 9, 2022, respectively;
•our Current Reports on Form 8-K filed with the SEC on August 16, 2021, September 9, 2021, October 4, 2021 (Form 8-K relating to the leadership transition announcement only), October 7, 2021, October 18, 2021, October 22, 2021, October 25, 2021, November 1, 2021, November 12, 2021, December 21, 2021, December 30, 2021, January 3, 2022, January 5, 2022, January 25, 2022, April 1, 2022, May 6, 2022 and May 10, 2022; and

•The description of our Common Stock contained in our Registration Statement on Form 8-A, File No. 000-07928, as updated by Exhibit 4(a)(vi) to our Annual Report on Form 10-K for the year ended July 31, 2021, filed with the SEC on October 4, 2021, and including any amendment or report filed for the purpose of updating such description.
All reports and other documents we subsequently file (but not that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Comtech Telecommunications Corp.
68 South Service Road, Suite 230,
Melville, NY, 11747
(631) 962-7000

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Below is an estimate of the expenses (all of which are to be paid by us) that may be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$ 519	(1)
Legal fees and expenses	20.000
Accounting fees and expenses	10,000
Miscellaneous	-
Total	$ 30,519

(1)Pursuant to Rule 457(p), no additional fee was paid to the SEC in connection with this registration statement because the Company is offsetting the registration fee with unused registration fees from a prior registration statement.

Item 15. Indemnification of Directors and Officers.
We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our charter provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improperly authorized dividends and stock purchases or redemptions, or (iv) for any transaction from which such director derived an improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, our by-laws provide that:
•we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•the rights provided in our by-laws are not exclusive.
Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or a director or officer of any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 16. Exhibits.

Exhibit Number	Description	Incorporation by Reference				Filed Furnished Herewith
		Form	File No.	Exhibit(s)	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation	Form 10-K	000-07928	3(a)(i)	September 20, 2006
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	Form 10-Q	0-7928	3.2	March 10, 2022
3.3	Third Amended and Restated By-laws	Form 10-K	000-07928	3(a)(ii)	September 27, 2017
3.4	Certificate of Designations designating the Series A Convertible Preferred Stock	Form 8-K	0-7928	3.1	October 22, 2021
3.4	Certificate of Correction of Certificate of Designations designating the Series A Convertible Preferred Stock	Form 8-K	0-7928	3.1	November 12, 2021
4.1	Form of Common Stock Certificate	S-3	333-114268	4.1	April 7, 2004
5.1	Opinion of Proskauer Rose LLP					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.2	Consent of Proskauer Rose LLP. Reference is made to Exhibit 5.1					X
24.1	Powers of Attorney. Reference is made to the signature pages to this Registration Statement					X
107	Calculation of Filing Fee Tables					X
*			To be filed by post-effective amendment and incorporated herein by reference, if applicable.

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York on the 13th day of July 2022.

COMTECH TELECOMMUNICATIONS CORP.
By:    /s/ Michael A. Bondi
Michael A. Bondi
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Porcelain and Michael A. Bondi, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Fred Kornberg Fred Kornberg	Chairman of the Board	July 13, 2022
/s/ Michael D. Porcelain Michael D. Porcelain	President and Chief Executive Officer (Principal Executive Officer)	July 13, 2022
/s/ Michael A. Bondi Michael A. Bondi	Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2022
/s/ Wendi Carpenter Wendi Carpenter	Director	July 13, 2022
/s/ Judy Chambers Judy Chambers	Director	July 13, 2022
/s/ Lisa Lesavoy Lisa Lesavoy	Director	July 13, 2022
/s/ Ken Peterman Ken Peterman	Director	July 13, 2022
/s/ Mark Quinlan Mark Quinlan	Director	July 13, 2022
/s/ Dr. Yacov A. Shamash Dr. Yacov A. Shamash	Director	July 13, 2022
/s/ Lawrence J. Waldman Lawrence J. Waldman	Director	July 13, 2022